As filed with the Securities and Exchange Commission on June 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of registrant as specified in its charter)

Alberta, Canada	90-0840530
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7303 30th Street S.E. Calgary, Alberta, Canada	T2C 1N6
(Address of Principal Executive Offices)	(Zip Code)

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

THIRD AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

and

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

AMENDED AND RESTATED EMPLOYEE SHARE PURCHASE PLAN

(Full title of the plan)

Benjamin Urban and Fareeha Khan

Chief Executive Officer and Chief Financial Officer

DIRTT Environmental Solutions, Inc.

7303 30th Street S.E.

Calgary, Alberta

(Name and address of agent for service)

(403) 723-5000

(Telephone number, including area code, of agent for service)

Copies to:

Robert L. Kimball

Lucy Liu

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

(214) 220-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☒

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering the offer and sale of an additional 3,000,000 common shares (the “Shares”) of DIRTT Environmental Solutions Ltd. (the “Registrant”) that may be issued pursuant to the DIRTT Environmental Solutions Ltd. Third Amended and Restated Long Term Incentive Plan (as further amended from time to time, the “LTIP”) and 2,500,000 Shares that may be issued pursuant to the DIRTT Environmental Solutions Ltd. Amended and Restated Employee Share Purchase Plan (the “ESPP” and, together with the LTIP, the “Plans”), for a cumulative total of 5,500,000 Shares. Except as otherwise set forth below, the contents of the registration statements on Form S-8s previously filed with the Securities and Exchange Commission (the “Commission”) on each of October 9, 2019 (File No. 333-234143), May 26, 2020 (File No. 333-238689), August 2, 2023 (File No. 333-273622), May 17, 2024 (File No. 333-279503), which registered the offer and sale of 21,000,000, 5,850,000, 6,500,000, and 15,000,000 Shares under the Plans, respectively, are incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.1

Restated Articles of Amalgamation of DIRTT Environmental Solutions Ltd. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 (File No. 001-39061), filed with the Commission on September 20, 2019).

4.2

Amended and Restated Bylaw No.1 of DIRTT Environmental Solutions Ltd. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 001-39061, filed with the Commission on May 22, 2020).

4.3

DIRTT Environmental Solutions Ltd. Third Amended and Restated Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, File No. 000-56646, filed with the Commission on June 24, 2025).

4.4

DIRTT Environmental Solutions Ltd. Amended and Restated Employee Share Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, File No. 000-56646, filed with the Commission on June 24, 2025).

5.1*	Opinion of Bennett Jones L.L.P. as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers L.L.P., independent registered public accounting firm.

23.2*	Consent of Bennett Jones L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included in the signature page of this Registration Statement).

107.1*	Calculation of Filing Fee Tables.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta, Canada on June 27, 2025.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

By:	/s/ Benjamin Urban
Name:	Benjamin Urban
Title:	Chief Executive Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin Urban and Fareeha Khan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 27, 2025.

Signatures	Title

/s/ Benjamin Urban Benjamin Urban /s/ Fareeha Khan Fareeha Khan	Chief Executive Officer and Director (Principal Executive Officer) Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

/s/ Douglas Edwards Douglas Edwards	Director

/s/ Aron English Aron English	Director

/s/ Holly Hess Groos Holly Hess Groos	Director

/s/ Shalima Pannikode Shalima Pannikode	Director

/s/ Scott Robinson Scott Robinson	Director

/s/ Scott Ryan Scott Ryan	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, a duly authorized representative of the Company in the United States, has signed the Registration Statement in the City of Calgary, Alberta, Canada on June 27, 2025.

DIRTT ENVIRONMENTAL SOLUTIONS, INC.

By:	/s/ Benjamin Urban
Name:	Benjamin Urban
Title:	Chief Executive Officer